EFI Electronics Corporation
            Exhibit 11 - Computation of Earnings (Loss) per Share
                       September 30, 1997 and 1996


Weighted Average Common and Common Equivalent Shares Outstanding
Six months ended September 30, 1997

                                                  Shares       Weighted Average
                                               Outstanding    Shares Outstanding
                                               -----------    ------------------

Common shares outstanding, March 31, 1997:       4,216,174             4,216,174

Additional shares outstanding due to:
        Stock issued                             1,056,537               201,849
        Stock split                                      0                     0
        Stock acquired (Treasury)                        0                     0
        Stock retired                                    0                     0
                                                ----------            ----------

Common shares outstanding September 30, 1997:    5,272,711             4,418,023
                                                ==========            ==========





Weighted Average Common and Common Equivalent Shares Outstanding
Six months ended  September 30, 1996
                                                 Shares        Weighted Average
                                               Outstanding    Shares Outstanding
                                               -----------    ------------------

Common shares outstanding, March 31, 1996:       3,173,822             3,173,822

Additional shares outstanding due to:
        Stock issued                             1,039,852               244,223
        Stock split                                      0                     0
        Stock acquired (Treasury)                        0                     0
        Stock retired                                    0                     0
                                                ----------            ----------

Common shares outstanding September 30, 1996:    4,213,674             3,418,045
                                                ==========            ==========